Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Bestnet Communications, Inc.
Grand Rapids, Michigan

As independent public accountants, we hereby consent to the incorporation by reference in the S-2 registration statement of our report dated October 19, 2001, included in the Company's Form 10-KSB/A for the year ended August 31, 2001, and to all references to our firm included in this registration statement and the amended Form 10-KSB/A filing.


                                        /s/ SEMPLE & COOPER, LLP


Phoenix, Arizona
October 3, 2002